EXHIBIT (4f.(2))


                             OFFICERS' CERTIFICATE

          Supplemental to the Officers' Certificate dated June 18, 1993
                  (Under Sections 201 and 301 of the Indenture
              referred to herein of Northwest Natural Gas Company)

          Pursuant to Sections 201 and 301 of the Indenture, dated as of June 1, 1991 (the "Indenture"), from Northwest Natural Gas Company (the "Company") to Bankers Trust Company, as trustee (the "Trustee"), and pursuant to the resolutions of the Company's Board of Directors, dated May 27, 1993 (the "Board Resolution"), we, Bruce R. DeBolt and C. J. Rue, a Senior Vice President and the Secretary, respectively, of the Company do hereby certify that:

          1. The terms of the Company's Unsecured Medium-Term Notes, Series B (the "Notes"), have been established pursuant to Sections 201 and 301 of the Indenture in the Officers' Certificate dated June 18, 1993, unless otherwise provided in subsequent Officers' Certificates;

          2. The Notes shall, in the case of Notes bearing interest at a fixed rate, be in substantially the form set forth in Exhibit 1 hereto;

          3. Pursuant to Section 301 of the Indenture, the terms of any Tranche of the Notes, to the extent not established in the Indenture, by an indenture supplemental to the Indenture, in the Board Resolution or herein, shall be determined by the officers of the Company and communicated to the Trustee by a Company Order or Orders substantially in the form attached hereto as Exhibit 2, or determined by an officer or officers of the Company or its agent or agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in such Company Order or Orders; and

          4. The officers and agents of the Company who, initially, are authorized, from time-to-time, to execute and deliver Company Orders or any documents in connection therewith and to carry out procedures specified therein are listed on the Incumbency Certificate, dated the date hereof, attached hereto as Exhibit 3; and

          5.   An Opinion of Counsel, of even date herewith, complying with
Section 303 of the Indenture, is attached hereto as Exhibit 4.

     IN WITNESS WHEREOF, we have hereunto signed our names this 28th day of February, 2001.

                                             /s/ Bruce R. DeBolt
                                             ----------------------------------
                                             Senior Vice President


                                             /s/ C.J. Rue
                                             ----------------------------------
                                             Secretary


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